Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Second Quarter 2023 Operating Results
CHICAGO, August 7, 2023 — Kemper Corporation (NYSE: KMPR) reported a net loss of $97.1 million, or $(1.52) per share, for the second quarter of 2023, compared to a net loss of $72.2 million, or $(1.13) per share, for the second quarter of 2022. Net loss for second quarter 2023 included a $45.5 million after-tax charge from the impairment of the goodwill asset related to the Preferred Property and Casualty Insurance segment.

Adjusted Consolidated Net Operating Loss1 was $16.9 million, or $(0.26) per share, for the second quarter of 2023, compared to Adjusted Consolidated Net Operating Loss1 of $37.2 million, or $(0.58) per share, for the second quarter of 2022.
Key themes of the quarter include:
•Specialty P&C reflects a six point Underlying Combined Ratio improvement
•Excess mortality at or near pre-pandemic levels
•Specialty Auto received second rate approval in California

“The benefits of the profit actions taken to date are starting to take hold and are generating notable improvements in our underlying performance,” said Joseph P. Lacher, Jr., President, CEO and Chairman. “We are increasingly confident these actions are driving the intended outcomes. Further, we are making significant progress on our key strategic initiatives including our reciprocal program, Bermuda optimization, expense initiatives and completion of our Kemper Personal Insurance review. In the second half of 2023, we anticipate continued improvement in underwriting performance. For 2024, we plan to generate a return on equity equal to or greater than 10%. I am deeply proud of the Kemper team and the efforts they have extended and continue to extend to enable these results.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2023	Jun 30, 2022[2]	Jun 30, 2023	Jun 30, 2022[2]
Net Loss	$(97.1)	$(72.2)	$(177.2)	$(158.5)
Adjusted Consolidated Net Operating Loss [1]	$(16.9)	$(37.2)	$(82.1)	$(88.8)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Loss	$(31.2)	$(23.9)	$(51.7)	$(34.9)

Diluted Net Loss Per Share From:
Net Loss	$(1.52)	$(1.13)	$(2.77)	$(2.49)
Adjusted Consolidated Net Operating Loss[1]	$(0.26)	$(0.58)	$(1.28)	$(1.39)

Impact of Catastrophe Losses and Related LAE on Net Loss Per Share	$(0.70)	$(0.38)	$(1.02)	$(0.55)

[2] This press release recasts previously reported financial information for the provisions of Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts and related amendments” (“LDTI”) adopted as of January 1, 2023, with a transition date of January 1, 2021 under the modified retrospective method.

Revenues
Total revenues for the second quarter of 2023 decreased $154.9 million, or 10.9 percent, to $1,262.8 million, compared to the second quarter of 2022, mostly driven by $111.4 million of lower Specialty P&C earned premiums due to a decrease in new business resulting from targeted underwriting actions to improve profitability, partially offset by higher average earned premium per exposure from rate increases. The decrease in total revenues was also driven by $41.8 million of lower Life & Health earned premiums mostly due to the disposition of Kemper Health that was completed in December 2022, and a $25.4 million increase in Net Realized Investment Losses, partially offset by favorable changes in the Change in Fair Value of Equity and Convertible Securities from second quarter of 2022.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Segment Net Operating (Loss) Income:
Specialty Property & Casualty Insurance	$(10.8)	$(38.9)	$(69.2)	$(83.6)
Preferred Property & Casualty Insurance	(2.7)	(16.8)	(12.2)	(22.9)
Life & Health Insurance	8.9	20.2	22.1	31.8
Total Segment Net Operating Loss	(4.6)	(35.5)	(59.3)	(74.7)
Corporate and Other Net Operating Loss	(12.3)	(1.7)	(22.8)	(14.1)
Adjusted Consolidated Net Operating Loss[1]	(16.9)	(37.2)	(82.1)	(88.8)
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	1.9	(32.0)	3.2	(54.3)
Net Realized Investment (Losses) Gains	(12.5)	8.7	(7.4)	9.9
Impairment (Losses) Gains	(0.8)	(3.9)	0.9	(10.9)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(23.3)	(7.8)	(46.3)	(11.5)
Loss from Early Extinguishment of Debt	—	—	—	(2.9)
Goodwill Impairment Charge	(45.5)	—	(45.5)	—
Net Loss	$(97.1)	$(72.2)	$(177.2)	$(158.5)
The Specialty Property and Casualty Insurance segment reported net operating loss of $10.8 million for the second quarter of 2023, compared to net operating loss of $38.9 million in the second quarter of 2022. Results improved due primarily to a lower underlying loss ratio, partially offset by adverse prior year loss and LAE development and higher catastrophe losses. The segment’s Underlying Combined Ratio1 was 102.0 percent, compared to 108.8 percent in the second quarter of 2022. The improvement was primarily driven by higher average earned premiums per exposure resulting from rate increases and lower underlying claim frequency.

The Preferred Property and Casualty Insurance segment reported net operating loss of $2.7 million for the second quarter of 2023, compared to a net operating loss of $16.8 million in the second quarter of 2022. Results improved due primarily to a lower underlying loss ratio. The segment’s Underlying Combined Ratio1 was 95.6 percent, compared to 105.3 percent in the second quarter of 2022. This improvement is driven by rate increases and other targeted underwriting actions to improve profitability.

The Life and Health Insurance segment reported net operating income of $8.9 million for the second quarter of 2023, compared to a net operating income of $20.2 million in the second quarter of 2022. The decrease in net operating income was primarily due to lower Net Investment Income driven by lower returns from Equity Method Limited Liability Investments, partially offset by higher rate earned on Fixed Income Securities.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,512.2 million, a decrease of $158.4 million, or 6 percent, since year-end 2022 primarily driven by the net loss for the year. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $220.3 million, and $460.0 million of available borrowing capacity under the revolving credit agreement.

On May 3, 2023, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $20.2 million. The dividend was paid on May 30, 2023 to its shareholders of record as of May 15, 2023.
Kemper ended the quarter with a book value per share of $39.22, a decrease of 6 percent from $41.79 at the end of 2022. Book Value Per Share Excluding Net Unrealized Losses and Changes in the Discount Rate on Future Life Policyholder Benefits1 was $46.18, compared to $49.23 at the end of 2022.

Unaudited condensed Consolidated Statements of Loss for the three and six months ended June 30, 2023 and 2022 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Revenues:
Earned Premiums	$1,166.9	$1,337.6	$2,347.8	$2,657.6
Net Investment Income	106.3	118.5	208.1	218.5
Change in Value of Alternative Energy Partnership Investments[2]	0.8	(4.9)	1.5	(21.6)
Other Income	1.7	0.9	2.9	3.3
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	2.4	(40.5)	4.1	(68.7)
Net Realized Investment (Losses) Gains	(14.4)	11.0	(8.0)	12.5
Impairment (Losses) Gains	(0.9)	(4.9)	1.2	(13.8)
Total Revenues	1,262.8	1,417.7	2,557.6	2,787.8
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	984.7	1,151.1	2,036.7	2,274.3
Insurance Expenses	266.1	307.7	535.4	612.5
Loss from Early Extinguishment of Debt	—	—	—	3.7
Interest and Other Expenses	78.3	53.5	155.7	107.6
Goodwill Impairment	49.6	—	49.6	—
Total Expenses	1,378.7	1,512.3	2,777.4	2,998.1
Loss before Income Taxes	(115.9)	(94.6)	(219.8)	(210.3)
Income Tax Benefit	18.8	22.4	42.6	51.8
Net Loss	$(97.1)	$(72.2)	$(177.2)	$(158.5)

Net Loss Per Unrestricted Share:
Basic	$(1.52)	$(1.13)	$(2.77)	$(2.49)
Diluted	$(1.52)	$(1.13)	$(2.77)	$(2.49)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,008.5	63,815.6	63,977.7	63,779.9
Unrestricted Shares and Equivalent Shares - Diluted	64,008.5	63,815.6	63,977.7	63,779.9

Dividends Paid to Shareholders Per Share	$0.31	$0.31	$0.62	$0.62

2 Income related to Changes in Value of Alternative Energy Partnership Investments was $0.8 million for the three months ended June 30, 2023, compared to a loss of $4.9 million for the same period in 2022. Tax expense related to the Alternative Energy Partnership Investments was $0.1 million for the three months ended June 30, 2023, compared to tax benefit of $1.1 million for the same period in 2022. This resulted in net income of $0.7 million and a net loss of $3.8 million attributable to Alternative Energy Partnership Investments for the three months ended June 30, 2023 and 2022, respectively.

2Income related to Changes in Value of Alternative Energy Partnership Investments was $1.5 million for the six months ended June 30, 2023, compared to a loss of $21.6 million for the same period in 2022. Tax expense related to the Alternative Energy Partnership Investments was $0.4 million for the six months ended June 30, 2023, compared to tax benefit of $8.1 million for the same period in 2022. This resulted in net income of $1.1 million and a net loss of $13.5 million attributable to Alternative Energy Partnership Investments for the six months ended June 30, 2023 and 2022, respectively.

Unaudited business segment revenues for the three and six months ended June 30, 2023 and 2022 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$766.6	$905.8	$1,554.5	$1,807.5
Commercial Automobile	165.7	137.9	322.0	257.8
Total Earned Premiums	932.3	1,043.7	1,876.5	2,065.3
Net Investment Income	44.5	34.0	83.0	68.9
Change in Value of Alternative Energy Partnership Investments	0.4	(2.5)	0.8	(10.9)
Other Income	0.7	1.0	1.6	2.7
Total Specialty Property & Casualty Insurance Revenues	977.9	1,076.2	1,961.9	2,126.0
Preferred Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	75.7	94.0	153.9	190.0
Homeowners	50.0	47.7	102.2	99.0
Other Personal	6.7	8.2	13.7	16.5
Total Earned Premiums	132.4	149.9	269.8	305.5
Net Investment Income	13.1	11.9	23.6	24.4
Change in Value of Alternative Energy Partnership Investments	0.2	(1.1)	0.3	(5.0)
Total Preferred Property & Casualty Insurance Revenues	145.7	160.7	293.7	324.9
Life & Health Insurance:
Earned Premiums:
Life	84.8	86.8	167.0	169.5
Accident & Health	5.8	45.1	11.7	90.9
Property	11.6	12.1	22.8	26.4
Total Earned Premiums	102.2	144.0	201.5	286.8
Net Investment Income	47.1	61.9	96.9	111.3
Change in Value of Alternative Energy Partnership Investments	0.2	(1.3)	0.4	(5.7)
Other Income (Loss)	0.1	(0.8)	(0.3)	(0.8)
Total Life & Health Insurance Revenues	149.6	203.8	298.5	391.6
Total Segment Revenues	1,273.2	1,440.7	2,554.1	2,842.5
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	2.4	(40.5)	4.1	(68.7)
Net Realized Investment (Losses) Gains	(14.4)	11.0	(8.0)	12.5
Impairment (Losses) Gains	(0.9)	(4.9)	1.2	(13.8)
Other	2.5	11.4	6.2	15.3
Total Revenues	$1,262.8	$1,417.7	$2,557.6	$2,787.8

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Jun 30, 2023	Dec 31, 2022
Assets:
Investments:
Fixed Maturities at Fair Value	$6,943.8	$6,894.8
Equity Securities at Fair Value	247.0	243.2
Equity Method Limited Liability Investments	225.1	217.0
Alternative Energy Partnership Investments	16.8	16.3
Short-term Investments at Cost which Approximates Fair Value	406.3	278.4
Company-Owned Life Insurance	500.5	586.5
Loans to Policyholders	281.6	283.4
Other Investments	275.6	269.9
Total Investments	8,896.7	8,789.5
Cash	73.6	212.4
Receivables from Policyholders	1,246.3	1,286.6
Other Receivables	262.0	262.6
Deferred Policy Acquisition Costs	646.2	635.6
Goodwill	1,250.7	1,300.3
Current Income Tax Assets	9.0	167.6
Deferred Income Tax Assets	208.0	129.0
Other Assets	503.8	530.0
Total Assets	$13,096.3	$13,313.6
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,363.8	$3,276.2
Property & Casualty	2,680.1	2,756.9
Total Insurance Reserves	6,043.9	6,033.1
Unearned Premiums	1,665.2	1,704.4
Policyholder Contract Liabilities	700.2	701.3
Accrued Expenses and Other Liabilities	786.7	817.3
Long-term Debt, Current and Non-current, at Amortized Cost	1,388.1	1,386.9
Total Liabilities	10,584.1	10,643.0
Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,837.6	1,812.7
Retained Earnings	1,149.0	1,366.4
Accumulated Other Comprehensive Loss	(480.8)	(514.9)
Total Shareholders’ Equity	2,512.2	2,670.6
Total Liabilities and Shareholders’ Equity	$13,096.3	$13,313.6

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022

Results of Operations
Net Premiums Written	$830.6	$1,019.9	$1,852.7	$2,043.6

Earned Premiums	$932.3	$1,043.7	$1,876.5	$2,065.3
Net Investment Income	44.5	34.0	83.0	68.9
Change in Value of Alternative Energy Partnership Investments	0.4	(2.5)	0.8	(10.9)
Other Income	0.7	1.0	1.6	2.7
Total Revenues	977.9	1,076.2	1,961.9	2,126.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	763.9	930.2	1,589.3	1,841.9
Catastrophe Losses and LAE	17.4	6.2	25.8	8.3
Prior Years:
Non-catastrophe Losses and LAE	25.0	(14.4)	56.6	(18.2)
Catastrophe Losses and LAE	(0.9)	(0.2)	(1.4)	0.5
Total Incurred Losses and LAE	805.4	921.8	1,670.3	1,832.5
Insurance Expenses	187.5	205.4	381.3	404.7
Operating Loss	(15.0)	(51.0)	(89.7)	(111.2)
Income Tax Benefit	4.2	12.1	20.5	27.6
Segment Net Operating Loss	$(10.8)	$(38.9)	$(69.2)	$(83.6)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	81.9%	89.1%	84.7%	89.2%
Current Year Catastrophe Losses and LAE Ratio	1.9	0.6	1.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	2.7	(1.4)	3.0	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	—	(0.1)	—
Total Incurred Loss and LAE Ratio	86.4	88.3	89.0	88.7
Insurance Expense Ratio	20.1	19.7	20.3	19.6
Combined Ratio	106.5%	108.0%	109.3%	108.3%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	81.9%	89.1%	84.7%	89.2%
Insurance Expense Ratio	20.1	19.7	20.3	19.6
Underlying Combined Ratio[1]	102.0%	108.8%	105.0%	108.8%

Non-GAAP Measure Reconciliation
Combined Ratio	106.5%	108.0%	109.3%	108.3%
Less:
Current Year Catastrophe Losses and LAE Ratio	1.9	0.6	1.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	2.7	(1.4)	3.0	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	—	(0.1)	—
Underlying Combined Ratio[1]	102.0%	108.8%	105.0%	108.8%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022

Results of Operations
Net Premiums Written	$130.2	$141.3	$254.2	$278.7

Earned Premiums	$132.4	$149.9	$269.8	$305.5
Net Investment Income	13.1	11.9	23.6	24.4
Change in Value of Alternative Energy Partnership Investments	0.2	(1.1)	0.3	(5.0)
Total Revenues	145.7	160.7	293.7	324.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	87.9	110.5	178.3	222.7
Catastrophe Losses and LAE	21.2	23.5	38.2	34.9
Prior Years:
Non-catastrophe Losses and LAE	7.3	1.8	14.2	3.9
Catastrophe Losses and LAE	(5.6)	(0.8)	(2.7)	(4.0)
Total Incurred Losses and LAE	110.8	135.0	228.0	257.5
Insurance Expenses	38.6	47.3	81.6	98.5
Operating Loss	(3.7)	(21.6)	(15.9)	(31.1)
Income Tax Benefit	1.0	4.8	3.7	8.2
Segment Net Operating Loss	$(2.7)	$(16.8)	$(12.2)	$(22.9)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	66.4%	73.7%	66.0%	72.9%
Current Year Catastrophe Losses and LAE Ratio	16.0	15.7	14.2	11.4
Prior Years Non-catastrophe Losses and LAE Ratio	5.5	1.2	5.3	1.3
Prior Years Catastrophe Losses and LAE Ratio	(4.2)	(0.5)	(1.0)	(1.3)
Total Incurred Loss and LAE Ratio	83.7	90.1	84.5	84.3
Insurance Expense Ratio	29.2	31.6	30.2	32.2
Combined Ratio	112.9%	121.7%	114.7%	116.5%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	66.4%	73.7%	66.0%	72.9%
Insurance Expense Ratio	29.2	31.6	30.2	32.2
Underlying Combined Ratio[1]	95.6%	105.3%	96.2%	105.1%

Non-GAAP Measure Reconciliation
Combined Ratio	112.9%	121.7%	114.7%	116.5%
Less:
Current Year Catastrophe Losses and LAE Ratio	16.0	15.7	14.2	11.4
Prior Years Non-catastrophe Losses and LAE Ratio	5.5	1.2	5.3	1.3
Prior Years Catastrophe Losses and LAE Ratio	(4.2)	(0.5)	(1.0)	(1.3)
Underlying Combined Ratio[1]	95.6%	105.3%	96.2%	105.1%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022

Results of Operations
Earned Premiums	$102.2	$144.0	$201.5	$286.8
Net Investment Income	47.1	61.9	96.9	111.3
Change in Value of Alternative Energy Partnership Investments	0.2	(1.3)	0.4	(5.7)
Other Income (Loss)	0.1	(0.8)	(0.3)	(0.8)
Total Revenues	149.6	203.8	298.5	391.6
Policyholders’ Benefits and Incurred Losses and LAE	68.3	94.3	138.2	184.2
Insurance Expenses	71.2	85.6	135.4	171.5
Operating Income	10.1	23.9	24.9	35.9
Income Tax Expense	(1.2)	(3.7)	(2.8)	(4.1)
Segment Net Operating Income	$8.9	$20.2	$22.1	$31.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Loss1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Loss the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment (Losses) Gains;
(iii) Impairment (Losses) Gains;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges;
(vi) Goodwill Impairment Charges; and
(vii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Loss. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Loss1 for the three and six months ended June 30, 2023 or 2022.

Kemper believes that Adjusted Consolidated Net Operating Loss1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment (Losses) Gains and Impairment (Losses) Gains related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net Loss to Adjusted Consolidated Net Operating Loss1 for the three and six months ended June 30, 2023 and 2022 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Loss	$(97.1)	$(72.2)	$(177.2)	$(158.5)
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	1.9	(32.0)	3.2	(54.3)
Net Realized Investment (Losses) Gains	(12.5)	8.7	(7.4)	9.9
Impairment (Losses) Gains	(0.8)	(3.9)	0.9	(10.9)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(23.3)	(7.8)	(46.3)	(11.5)
Debt Extinguishment, Pension and Other Charges	—	—	—	(2.9)
Goodwill Impairment Charge	(45.5)	—	(45.5)	—
Adjusted Consolidated Net Operating Loss[1]	$(16.9)	$(37.2)	$(82.1)	$(88.8)
Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Loss1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Loss Per Unrestricted Share.
A reconciliation of Diluted Net Loss Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share1 for the three and six months ended June 30, 2023 and 2022 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Diluted Net Loss Per Unrestricted Share	$(1.52)	$(1.13)	$(2.77)	$(2.49)
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.03	(0.50)	0.05	(0.85)
Net Realized Investment (Losses) Gains	(0.20)	0.13	(0.12)	0.15
Impairment (Losses) Gains	(0.02)	(0.06)	0.01	(0.17)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.36)	(0.12)	(0.72)	(0.18)
Debt Extinguishment, Pension and Other Charges	—	—	—	(0.05)
Goodwill Impairment Charge	(0.71)	—	(0.71)	—
Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share[1]	$(0.26)	$(0.58)	$(1.28)	$(1.39)
Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 and Book Value Per Share at June 30, 2023 and December 31, 2022 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2023	Dec 31, 2022
Shareholders’ Equity	$2,512.2	$2,670.6
Less: Net Unrealized Losses on Fixed Maturities	(640.5)	(716.8)
Less: Change in Discount Rate on Future Life Policyholder Benefits	194.4	241.1
Shareholders’ Equity Excluding Net Unrealized Losses on Fixed Maturities and Change in Discount Rate on Future Life Policyholder Benefits[1]	$2,958.3	$3,146.3
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segments that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.
Conference Call
Kemper will host its conference call to discuss second quarter 2023 results on Monday August 7th, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 888.259.6580, access code 65460758. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2023, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, and Life brands. Kemper serves over 4.9 million policies, is represented by approximately 26,000 agents and brokers, and has approximately 8,800 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
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Contacts
Investors: Karen Guerra	312.668.9720 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com